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                                                                    EXHIBIT 21.0

                         SUBSIDIARIES OF THE REGISTRANT

         NAME OF SUBSIDIARY                                 STATE OR JURISDICTION OF INCORPORATION
Ag-Chem (UK) Limited                                                 United Kingdom
Ag-Chem Danmark A/S                                                  Denmark
Ag-Chem Deutschland GmbH                                             Germany
Ag-Chem Equipamentos Brasil, Ltda.                                   Brazil
Ag-Chem Equipement Co. France SARL(1)                                France
Ag-Chem Europe B.V.                                                  Netherlands
Ag-Chem Europe Fertilizer Equipment BV                               Netherlands
Ag-Chem Europe Industrial Equipment BV                               Netherlands
AGCO A/S                                                             Denmark
AGCO AB                                                              Sweden
AGCO Acceptance Corporation                                          Delaware
AGCO Argentina SA                                                    Argentina
AGCO Australia, Ltd.                                                 Australia
AGCO Canada, Ltd.                                                    Canada
AGCO Danmark A/S                                                     Denmark
AGCO Deutschland Holding Limited & Co. KG(8)                         Delaware
AGCO Deutschland Holding Limited & Co. KG(2)                         Germany
AGCO do Brazil Commercio e Industria Ltda                            Brazil
AGCO Equipment Company                                               Missouri
AGCO France SA                                                       France
AGCO Funding Corporation                                             Delaware
AGCO GmbH & Co.                                                      Germany
AGCO Holding BV                                                      Netherlands
AGCO Iberia SA                                                       Spain
AGCO International Ltd.                                              United Kingdom
AGCO Italia SpA                                                      Italy
AGCO Ltd.                                                            United Kingdom
AGCO Manufacturing Ltd.                                              United Kingdom
AGCO Mexico S de RL de CV                                            Mexico
AGCO Pension Trust Ltd.                                              United Kingdom
AGCO Romania SRL                                                     Romania
AGCO SA                                                              France
AGCO Services Ltd.                                                   United Kingdom
AGCO Vertriebs GmbH                                                  Germany
AGCO Verwaltungs GmbH                                                Germany
Avelux SA(7)                                                         Germany
CJSC AGCO Ukraine                                                    Ukraine
Deutz AGCO Motores SA(5)                                             Argentina
Eikmaskin AS                                                         Norway
Farmec SpA                                                           Italy
Fendt Fordertechnik GmbH                                             Germany
Fendt GmbH                                                           Germany
Fendt Immobilien KG(6)                                               Delaware
Fendt Italiana GmbH                                                  Italy
Groupement International De Mecanique Agricole SA(4)                 France
Indamo SA                                                            Argentina
Massey Ferguson Corp.                                                Delaware
Massey Ferguson Europa BV                                            Netherlands
Massey Ferguson Executive Pension Trust Ltd.                         United Kingdom
Massey Ferguson Staff Pension Trust Ltd.                             United Kingdom
Massey Ferguson Works Pension Trust Ltd.                             United Kingdom
Prestadora de Servicios Mexicana del Bajio, SA de CV                 Mexico
Red Ball, LLC(3)                                                     Minnesota
Sisu Diesel Oy(7)                                                    Germany
Sunflower Manufacturing Inc                                          Kansas
Tecnoagro Maquinas Agricolas Ltda(7)                                 Germany
Valtra Argentina Tractors SA(7)                                      Germany

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
Valtra Canada Inc.(7)                                                Minnesota
Valtra Danmark AS(7)                                                 United Kingdom
Valtra Deutschland GmbH(8)                                           Germany
Valtra do Brasil Ltda(7)                                             United Kingdom
Valtra Eastern Ventures Oy(7)                                        Germany
Valtra GesmbH(7)                                                     United Kingdom
Valtra Holding Oy(8)                                                 Missouri
Valtra Holding Oy(8)                                                 Canada
Valtra Holding Oy(2)                                                 Finland
Valtra Holding Oy(2)                                                 Finland
Valtra International BV(7)                                           United Kingdom
Valtra Norge AS(7)                                                   Germany
Valtra SP ZOO(7)                                                     United Kingdom
Valtra Tracteurs SA(7)                                               Germany
Valtra Tractor AB(7), (10)                                           United Kingdom
Valtra Tractores SA(7)                                               United Kingdom
Valtra Tractors (UK) Ltd.(7)                                         Mexico
Valtra Tractors PTY Ltd.(7)                                          United Kingdom
Valtra Traktoren AG(7), (9)                                          Mexico
Valtra USA Inc.(7)                                                   Delaware
Valtra Vertriebs GmbH(7)                                             Germany
Valtractor SA(7)                                                     United Kingdom
Valtractors Mexico SA de CV(7)                                       Kansas



1        This entity was liquidated during 2003.

2 These entities were established in November or December 2003 in advance of Valtra acquisition.

3 Red Ball, LLC is a 50% joint venture between Ag-Chem Equipment Co., Inc. and C.A.P., Inc.

4 Groupement International De Mecanique Agricole SA, is a 50% joint venture between AGCO France SA and Renault Agriculture.

5 Deutz AGCO Motores SA is a 50% joint ventures between AGCO Argentina SA and Deutz AG.

6        German real estate partnership to be formed in March 2004

7        Acquired entities on January 5, 2004 - Valtra closing date

8        Entities formed/acquired for January 5, 2004 purchase of Valtra

9        Joint Ventures with third parties, AGCO interest is 30%

10       Joint Ventures with third parties, AGCO interest is 40%